UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 14, 2006

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3300 Fernbrook Lane, Suite 180, Plymouth, Minnesota 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 557-2900

Copies to:
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On March 14, 2006, after due consideration of comments received from the Securities and Exchange Commission as a result of the Securities and Exchange Commission’s review of certain of the Company’s filings, the Company determined that revisions were necessary to its annual report to the Securities and Exchange Commission on Form 10KSB for the year ended December 31, 2004, to change the accounting presentation of the acquisition of Evans Columbus, LLC, Monarch Homes, Inc. and Karkela Construction, Inc., which the Company completed in December 2004.

The effect on the Company’s Consolidated Statement of Operations for the year ended December 31, 2004 would be to eliminate the related revenues and expenses of the three acquired companies and to disclose such information in the acquisition footnote to the financial statements as pro-forma information. The net loss and loss per share (basic and fully diluted) for the year ended December 31, 2004 would remain unchanged.

The Consolidated Balance Sheet at December 31, 2004 would be changed to increase the recorded cost of the three acquisitions to reflect additional contingent consideration potentially due under the related acquisition agreements.

The Company will also be amending its quarterly reports on Form 10QSB for 2005 to eliminate the revenues and expenses of the three acquisitions from the comparative 2004 numbers presented and to record amortization expense, if any, resulting from the increase to the recorded cost of the three acquisitions as discussed above.

Additionally, the Company will be amending the three Forms 8K/A previously filed on June 29, 2005 and June 30, 2005 to revise the information presented relating to the three acquisitions. The earlier filings on Forms 8K/A included audited financial statements for the year ended December 31, 2004 only rather than the two years then ended. Secondly, the auditors’ opinions included with the financial statements in the Forms 8-K/A filed on June 29, 2005 and June 30, 2005 in connection with the acquisition of Evans Columbus, LLC and Monarch Homes, Inc. were qualified because the auditors did not observe opening inventories and, as a result, the auditors’ opinions did not meet the requirements of Article 2 of Regulation S-X. Finally, the pro-forma financial information as of December 31, 2004 will be revised to increase the recorded cost of the three acquisitions and to include a pro-forma income statement as of December 31, 2004.

The Company’s Chief Executive Officer and Chief Financial Officer have discussed the above matters disclosed in this filing pursuant to this Item 4.02 with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

Date: March 20, 2006	By:	/s/ Roland Fink
Name: Roland Fink Title: CFO